TAX COOPERATION AGREEMENT

                                     between

                                    OMI Corp.

                                       and

                                 OMI Corporation

                            TAX COOPERATION AGREEMENT


     This Agreement is entered into as of this 15th of June ,1998, by and between OMI Corp., a Delaware corporation ("OMI"), and OMI Corporation, a Republic of the Marshall Islands company ("International") and a direct, wholly-owned subsidiary of OMI. OMI and International are sometimes collectively referred to herein as the "Companies." Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.


                                    RECITALS


     WHEREAS, OMI will acquire all of the outstanding shares of common stock of Marine Transport Lines ("MTL"), a Delaware corporation, in exchange for OMI common stock (the "Acquisition"), as contemplated by the Acquisition Agreement by and among OMI, MTL and the shareholders of MTL, dated as of September 15, 1997 (the "Acquisition Agreement");

     WHEREAS, pursuant to the Distribution Agreement between OMI and International dated as of the 15th of June, 1998 (the "Distribution Agreement"), OMI will distribute all of the outstanding shares of International to OMI shareholders in a transaction intended to qualify as tax-free distribution under
Section 355 of the Code (as defined below);

     WHEREAS, OMI, MTL and the shareholders of MTL intend the Acquisition to be a reorganization within the meaning of Section 368(a) of the Code; and

     WHEREAS, the Companies desire to provide for and agree upon the responsibility for the preparation and filing of Tax Returns and other rights and obligations relating to Taxes with respect to taxable periods before and after the Distribution;

     NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

     Section 1. Definition of Terms. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

     "Accounting Firm" shall have the meaning provided in Section 8.

     "Acquisition" shall have the meaning set forth in the Recitals.

     "Acquisition Agreement" shall have the meaning set forth in the Recitals.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, any member of the OMI Group shall not be treated as an Affiliate of any member of the International Group and any member of the International Group shall not be treated as an Affiliate of any member of the OMI Group.

     "Agreement" shall mean this Tax Cooperation Agreement.

     "Approved Actions" shall be the actions set forth on Schedule A hereto.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

     "Companies" means OMI and International, collectively, and "Company" means either OMI or International.

     "Corporate Restructuring Transactions" shall have the same meaning as in the Distribution Agreement.

     "Dispose" (and, with correlative meaning, "Disposition") shall mean pay, discharge, settle or otherwise dispose.

     "Distribution"   means  the   distribution  to  OMI   shareholders  on  the
Distribution Date of all of the outstanding stock of International pursuant to the Distribution Agreement.

     "Distribution Agreement" shall have the meaning set forth in the Recitals.

     "Distribution Date" means the date of the Distribution.

     "Domestic Business" shall have the same meaning as in the Distribution Agreement.

     "Due Date" shall mean, with respect to any Tax Return or payment, the date on which such Tax Return is due to be filed with or such payment is due to be made to the appropriate Tax Authority pursuant to applicable law, giving effect to any applicable extensions of the time for such filing and payment.

     "Federal Income Tax" means any Tax imposed by Subtitle A or F of the Code.

     "Final Determination" shall mean (1) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (2) the execution of a closing agreement or its equivalent between the particular taxpayer and the relevant Tax Authority.

     "Foreign Business" shall have the same meaning as "International Business" in the Distribution Agreement.

     "Foreign Income Tax" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

     "Group" means the OMI Group, or the International Group, as the context requires.

     "Income Tax" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

     "International" means OMI Corporation, a Republic of the Marshall Islands company, and any successor.

     "International Group" means International and its Affiliates as determined immediately after the Distribution.

     "IRS" means the Internal Revenue Service

     "IRS Ruling Letter" shall have the meaning set forth in Distribution Agreement.

     "OMI" means OMI Corp., a Delaware corporation, and any successor.

     "OMI Group" means OMI and its Affiliates as determined immediately after the Distribution.

     "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity.

     "Post-Distribution Period" means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, that portion of such Straddle Period beginning the day immediately following the Distribution Date.

     "Pre-Distribution Period" means any Tax Period ending on or before the Distribution Date and, in the case of any Straddle Period, that portion of such Straddle Period ending on and including the Distribution Date.

     "Prohibited Action" shall have the meaning provided in Section 6.

     "Responsible Company" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

     "Ruling Request" means the letter filed by OMI with the IRS requesting rulings from the Internal Revenue Service regarding certain Federal Income Tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such letter) and any amendment or supplement to such letter.

     "Special  Taxes"  shall  have  the  same  meaning  as in  the  Distribution
Agreement.

     "State Income Tax" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local income, franchise or similar Taxes measured by net income.

     "Straddle Period" means any Tax Period that begins on or before and ends after the Distribution Date.

     "Tax"  or  "Taxes"  shall  have  the  same  meaning  as in the  Acquisition
Agreement.

     "Tax  Authority"  means,  with  respect  to any Tax,  the IRS and any other
state,   local  or   foreign   governmental   authority   responsible   for  the
administration and/or collection of Taxes.

     "Tax Contest" shall mean a notice of deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim with respect to Taxes or a Tax Return.

     "Tax Item" means, with respect to any Income Tax, any item of income, gain, loss, deduction, and credit.

     "Tax Law" means the law of any governmental entity or political subdivision thereof relating to any Tax.

     "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

     "Tax Records" means Tax Returns, workpapers, documents, records, accounting data and any other information (including computer data) necessary for (i) the preparation and filing of all Tax Returns and the determination of all Taxes of the OMI Group or the International Group, (ii) responding to or defending any Tax Claim by a Tax Authority relating to such Tax Returns and such Taxes, or
(iii) compliance with the terms of or any record retention agreement with any Tax Authority.

     "Tax Return" means any report, claim for refund, information, return, schedule, estimate or other similar statement, declaration, filing or document filed or required by any Tax Authority to be filed with respect to Taxes, including any attachments, exhibits, schedules or other materials relating to or submitted with any of the foregoing, any amendments or supplements to any of the foregoing, and requests for extensions of time to file any item described in this paragraph.

     "Transactions" means the transactions contemplated by the Distribution Agreement (including the Corporate Restructuring Transactions, as defined in such agreement) and by the Acquisition Agreement.

     "Transfer Taxes" means all stamp, transfer, documentary, sales, use, registration and other similar Taxes and fees.

     Section 2. Preparation and Filing of Tax Returns and Payments with Respect to Taxes.

     2.1. Preparation of Tax Returns Relating to Foreign Income Taxes and Other Non-U.S. Taxes. International, with the cooperation of OMI and any member of the OMI Group (as provided for in Section 3 hereof), shall prepare (or cause to be prepared) all Tax Returns relating to Foreign Income Taxes and all other non-U.S. Tax Returns with respect to any member of the OMI Group and any member of the International Group for any Pre-Distribution Period and any Straddle Period and with respect to any member of the International Group for any Post-Distribution Period, provided, however, that if a Tax Return described in this Section 2.1 relates solely to the Domestic Business and OMI (or a member of the OMI Group) has the sole liability for Taxes reflected on such Tax Return pursuant to this Agreement and the Distribution Agreement, then OMI shall prepare (or cause to be prepared) such Tax Return.

     2.2. Preparation of Tax Returns Relating to Federal Income Taxes, State Income Taxes, and Other Non-Foreign Taxes. OMI, with the cooperation of International and any member of the International Group (as provided for in
Section 3 hereof), shall prepare (or cause to be prepared) all Tax Returns relating to Federal Income Taxes, State Income Taxes and other U.S. federal, state or local Taxes with respect to any member of the OMI Group and any member of the International Group for any Pre-Distribution Period and any Straddle Period and with respect to any member of the OMI Group for any Post-Distribution Period, provided, however, that if a Tax Return described in this Section 2.2 relates solely to the Foreign Business and International (or a member of the International Group) has the sole liability for Taxes reflected on such Tax Return pursuant to this Agreement and the Distribution Agreement, then International shall prepare (or cause to be prepared) such Tax Return.

     2.3. Filing of Certain Pre-Distribution Period Tax Returns. At least 10 days before the Due Date of any Tax Return which a member of one Group (the "Preparer") is required to prepare (or cause to be prepared) pursuant to section
2.1 or 2.2 hereof and a member of the other Group (the "Filer") is required to file, the Preparer shall deliver to the Filer such Tax Return. The Filer shall timely file (or cause to be filed) any such Tax Return as prepared by the Preparer with the appropriate Tax Authority.

     2.4. Approval of Certain Tax Returns. With respect to any Tax Return required to be prepared and filed by International or any Affiliate of International with respect to which OMI may be liable for any Tax shown to be due thereon pursuant to this Agreement or the Distribution Agreement, at least 20 days prior to the Due Date thereof, International shall deliver such Tax Return (or cause such Tax Return to be delivered) to OMI for this review, together with a statement showing in reasonable detail International's calculation of any Taxes attributable to the Domestic Business (excluding Special Taxes). International shall file such Tax Return, with OMI's prior written consent, which shall not be unreasonably withheld or delayed.

     With respect to any Tax Return required to be prepared and filed by OMI or any Affiliate of OMI with respect to which International may be liable for any Tax shown to be due thereon pursuant to this Agreement or the Distribution Agreement, at least 20 days prior to the Due Date thereof, OMI shall deliver such Tax Return (or cause such Tax Return to be delivered) to International for its review, together with a statement showing in reasonable detail OMI's calculation of any Taxes attributable to the Foreign Business and any Special Taxes. OMI shall file such Tax Return, with International's prior written consent, which shall not be unreasonably withheld or delayed.

     2.5. Preparation and Filing of Post-Distribution Period Tax Returns. Except as set forth in this Section 2, with respect to Post-Distribution Periods, International shall not have any responsibility for preparing (or causing to be prepared) and timely filing (or causing to be timely filed) any Tax Return with respect to any member of the OMI Group, and OMI shall not have any responsibility for preparing (or causing to be prepared) and timely filing (or causing to be filed) any Tax Return with respect to any member of the International Group.

     2.6. Modifying Tax Position. Except as otherwise provided in Section 2.7, with respect to a Tax Return prepared and filed by a member of one Group (the "Preparer-Filer"), if a member of the other Group (the "Payor") is required to pay amounts to the Preparer-Filer with respect to such Tax Return, and the Payor identifies a position that has a reasonable basis and that would reduce the amount required to be paid by the Payor, the Preparer-Filer shall, upon the written request of the Payor, adopt such position on such Tax Return if (a) such position does not increase the amount of Taxes owed by the Preparer-Filer or (b) the Payor pays to the Preparer-Filer the amount of increased Taxes (including, without limitation, a gross-up for Taxes on such Taxes and the value of any Tax Items lost or used) owed by the Preparer-Filer (due to taking such position).

     2.7.  Reporting of Transaction Tax Items. Each Tax Return described in this
Section 2 shall be consistent with the rulings obtained in the IRS Ruling Letter and, to the extent not inconsistent with such rulings, with the Acquisition Agreement and the Distribution Agreement.

     2.8. Right to Review Tax Returns. The Responsible Company with respect to any Tax Return shall make such Tax Return and related workpapers (including workpapers prepared by external tax preparers such as accountants and attorneys) available for review by the other Company, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, or (iii) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Companies shall attempt in good faith to resolve any issues arising out of the review of any such Tax Return.

     2.9.  Payment of Taxes.

     (a) (i) For all Taxes with respect to which OMI or any member of the OMI Group is required to file Tax Returns pursuant to Section 2.2 and 2.3 hereof, except as otherwise provided below in 2.9(a)(ii), International shall pay OMI the amount of such Taxes relating to the Foreign Business and any Special Taxes (including, without limitation, any Federal Income Taxes arising under Subpart F of the Code) at least 5 business days prior to the Due Date of the Tax Return reporting such Taxes.

     (ii) If International (or a member of the International Group) is required to make a payment pursuant to Section 2.9(a)(i) hereof in respect of Federal Income Taxes reported on a consolidated United States federal income Tax Return that includes OMI and relates to tax year 1997 or a Straddle Period, then the amount of such payment shall be determined by OMI and shall take into account Tax Items of the Domestic Business in a manner consistent with the rules of Treas. Reg. ss. 1.1502-76(b) without regard to any ratable allocations under Treas. Reg. ss. 1.1502-76(b)(2)(ii) or (iii), provided, however, that for purposes of this Section 2.9(a)(ii), with respect to a Straddle Period, the amount of any Tax Items of the Domestic Business that are losses or deductions shall not exceed the lesser of: (A) the amount of losses or deductions of the Domestic Business as of the close of the Distribution Date, and (B) the amount of losses and deductions of the Domestic Business as of the end of the tax year that includes the Straddle Period.

     (b) For all Taxes with respect to which International or any member of the International Group is required to file Tax Returns pursuant to Sections 2.1 and
2.3 hereof, OMI shall pay International the amount of such Taxes relating to the Domestic Business (which shall not include any Special Taxes and any Federal Income Taxes arising under Subpart F of the Code) at least 5 business days prior to the Due Date of the Tax Return reporting such Taxes.

     (c) OMI and International, as the case may be, shall each remit or cause to be remitted in a timely manner to the appropriate Tax Authority all Taxes due in respect of any Tax for which it is required to file a Tax Return pursuant to
Section 2 hereof.

     Section 3.   Assistance and Cooperation.

     3.1. General. After the Distribution Date, each of the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with matters relating to Taxes of the Companies and their Affiliates including (i) the preparation and filing of any Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such information and documents shall include, without limitation, records, returns, schedules, documents, work papers or other relevant materials. Each of the Companies shall also make available to each other, as reasonably requested and on a mutually convenient basis, (A) the Tax Records described in Section 3.3 and 3.4, and (B) personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) to provide such assistance as might be reasonably required. Any information or documents provided under this Section 3 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any communications with a Tax Authority or any administrative or judicial proceedings relating to Taxes or any Tax Return. Specifically, International shall also make available to OMI, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) who have knowledge of the Tax matters of OMI and are therefore able to assist in the preparing, maintaining, and interpreting of information and documents relevant to OMI's Taxes for the taxable year ending December 31, 1997.

     3.2. Tax Information Package. International shall prepare (or cause to be prepared) a Tax information package which includes all relevant materials, information, data, work papers and similar documents and records with respect to Taxes relating to any Pre-Distribution Period for which OMI has the obligation to prepare a Tax Return pursuant to Section 2.2 hereof. International shall deliver such Tax information package to OMI no later than 90 days after the Distribution Date.

     3.3. Retention of Tax Records. International shall preserve and keep all Tax Records until the later of (i) the expiration of any applicable statutes of limitation (giving effect to any applicable extensions or waivers), and (ii) seven years after the Distribution Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, International wishes to dispose of any Tax Records, International may dispose of such records upon 180 days prior notice to OMI. Such notice shall include a detailed list of the Tax Records to be disposed of. OMI or any of its Affiliates shall have the opportunity, at its cost and expense, to copy or remove, within such 180-day period, all or any part of such Tax Records.

     3.4. Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation, review or audit of Tax Returns, Tax litigation and claims, and the resolution of items under this Agreement.

     Section 4.   Liability for Taxes.

     4.1. General. (a) Except as expressly set forth in this Agreement, the Distribution Agreement shall govern the indemnification obligations with respect to Taxes between the OMI Group and the International Group.

     (b) To the extent that a party (the "Indemnifying Party") is required to make an indemnification payment to another party (the "Indemnitee") pursuant to
Section 7.01 or 7.02 of the Distribution Agreement or Section 2.9 or 4.3 hereof, the Indemnifying Party shall pay the Indemnitee no later than 5 business days prior to the Due Date of the relevant Tax Return or 5 business days after the Indemnifying Party receives the Indemnitee's calculations of the Indemnifying Party's indemnification obligation hereunder, whichever occurs last, the amount of such indemnification obligation.

     (c) All indemnification payments made pursuant to this Agreement and the Distribution Agreement shall be treated as occurring immediately before the Distribution, and no member of the OMI Group and the International Group and none of the subsidiaries (as defined in Section 3.14 of the Acquisition Agreement) of any such member shall take any position inconsistent with such treatment before any Tax Authority, except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

     (d) Except as otherwise expressly provided in Section 2.9(a)(ii), all indemnification payments relating to the liability for Taxes of the OMI Group and the International Group under this Agreement and the Distribution Agreement shall be determined on a pre-Tax basis, i.e., without regard to the Tax consequences to the indemnified party of making a payment that is indemnified by another party under this Agreement or of receiving a payment under this Agreement as indemnification therefor.

     4.2. Tax Obligations Arising Under a Pre-Distribution Tax Sharing Agreement. Except as set forth in this Agreement, any and all existing Tax sharing agreements and practices regarding Taxes and their payment, allocation, or sharing between any member of the International Group and any member of the OMI Group or its subsidiaries (as defined in Section 3.14 of the Acquisition Agreement) shall be terminated with respect to the International Group as of the Distribution Date and no remaining liabilities thereunder shall exist thereafter.

     4.3. Transfer Taxes. International shall prepare (or cause to be prepared) and timely file (or cause to be timely filed) with the appropriate Tax Authority all Tax Returns with respect to Transfer Taxes imposed with respect to the Corporate Restructuring Transactions, the Distribution and the Acquisition. International shall pay (or cause to be paid) all Transfer Taxes attributable to the Corporate Restructuring Transactions and the Distribution. International, on the one hand, and OMI, on the other hand, shall share equally the liability for all Transfer Taxes attributable to the Acquisition. Notwithstanding anything in this Section 4.3 to the contrary, if any member of the OMI Group is required to file a Tax Return in respect of Transfer Taxes, then International shall deliver to OMI the prepared Tax Return together with amount of Taxes shown to be due on such Tax Return and for which International is liable at least 5 days prior to the Due Date thereof and OMI shall timely file (or cause to be timely filed) with the appropriate Tax Authority such Tax Return as prepared by International and remit to such Tax Authority the amount of Transfer Taxes shown to be due on such Tax Return.

     The parties hereto shall use reasonable best efforts to reduce any transfer, sales or other similar Taxes that may be incurred with respect to the transactions contemplated by the Distribution Agreement and the Acquisition Agreement.

     Section 5.   Tax Contests.

     5.1. General. International shall have sole control over all Tax Contests with respect to any Tax Items for which International may be liable pursuant to this Agreement or the Distribution Agreement, and OMI shall have sole control over all Tax Contests with respect to any Tax Items for which OMI may be liable pursuant to this Agreement or the Distribution Agreement. The party controlling a Tax Contest shall have the sole right to contest, litigate and Dispose of such Tax Contest and to employ counsel of its choice at its sole expense; provided, however, that the other party may participate in (but not control) the defense of any such Tax Contest at its own expense. If pursuant to this Section 5.1, a Tax Contest presents issues for which both parties may be liable pursuant to this Agreement or the Distribution Agreement or an issue which affects both the Domestic Business and the Foreign Business, the party controlling such Tax Contest shall not litigate or Dispose of such Tax Contest without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

     5.2. Tax Contest Management. International or OMI, as the case may be, shall promptly notify the other party in writing of any Tax Contest that may reasonably be likely to result in liability of the other party under this Agreement or the Distribution Agreement. With respect to any such Tax Contest, the party not controlling such Tax Contest shall (i) not make any submission to any Tax Authority without offering the other party the opportunity to review and approve it, (ii) not take any action or make (or purport to make) any representations in connection with such Tax Contest with respect to issues affecting the other party's indemnity hereunder, (iii) keep the other party informed as to any information that it receives regarding the progress of such Tax Contest, (iv) provide the other party with any information that it receives regarding the nature and amounts of any proposed Disposition of the Tax Contest,
(v) permit the other party to participate in all conferences, meetings or proceedings with any Tax Authority in which the indemnified party is or may be a subject, and (vi) permit the other party to participate in all court appearances in which the indemnified party is or may be a subject.

     Section 6.   Subsequent Actions.

     (a) Actions Taken After the Spin-Off. Notwithstanding anything to the contrary in the Acquisition Agreement or the Distribution Agreement, except for an action permitted by clause (i), (ii), or (iii) of this Section 6(a), none of OMI, International and any of their respective Affiliates shall take any action that (A) is inconsistent with (x) the Tax treatment of the Transactions set forth in the IRS Ruling Letter or (y) a factual statement or a representation set forth in the Ruling Request (as amended by any supplement) or (B) causes a Corporate Restructuring Transaction for which a ruling is not requested from the IRS and which is intended to qualify as a tax-free transaction under Section 332, 351, 355 or 368 of the Code to fail to so qualify.

     (i) Approved Actions. OMI and its Affiliates are expressly permitted to take any Approved Action.

     (ii) Subsequent Approved Actions. Each Company and its Affiliates are expressly permitted to take an action if the other Company has given its prior written consent, which consent shall not be unreasonably withheld or delayed unless the action at issue is described by Section 6(a)(A)(y).

     (iii) Actions Permitted by a Ruling of a Tax Authority. A Company or any of its Affiliates may apply for and obtain a ruling with respect to any action from the IRS (or any other applicable Tax Authority) subject to the provisions of
Section 6(b). If such ruling is reasonably satisfactory to the other Company, the Company or any of its Affiliates is expressly permitted to take such action.

     (b) Amendments and Supplements to the Ruling Request. Except as otherwise provided in this Section 6(b), each Company covenants and agrees that it will not file, and it will cause its Affiliates to refrain from filing, any amendment or supplement to the Ruling Request without the consent of the other Company, which consent shall not be unreasonably withheld or delayed. With respect to a proposed action, if one Company or any of such Company's Affiliates (the "Requesting Party") desires to apply for a ruling from the IRS (or any other applicable Tax Authority) in accordance with Section 6(a)(iii), such Requesting Party shall not submit such request for a ruling if the other Company (the "Requested Party") determines in good faith that the filing of such request is likely to have a material adverse effect upon such Requested Party, provided, however, that if the Requested Party makes such determination, the Requesting Party may dispute such determination, and at the joint expense of both Companies (shared equally), the Companies shall engage a nationally recognized law firm reasonably acceptable to both Companies to make a final determination as to whether the filing of such a ruling request is likely to have a material adverse effect upon the Requested Party.

     Section 7. Survival of Obligations. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

     Section 8. Disagreements. If, after good faith negotiations, the parties cannot resolve any disagreement on the application of this Agreement to any matter, then any agreed-upon amount shall be paid to the appropriate party, and the dispute shall be resolved within 15 days thereafter by a "Big Six" accounting firm acceptable to both of the parties (the "Accounting Firm"). Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. The fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral to and decision by the Accounting Firm shall be shared equally by the parties. Following the decision of the Accounting Firm, each of OMI and International shall take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including, without limitation, the filing of amended Tax Returns and prompt payment of any amounts in dispute plus interest at the rate specified under Section 6621(a)(2) of the Code.

     Section 9. Expenses. Except as provided in Section 8, each Company and its Affiliates shall bear their respective expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

     Section 10.  Miscellaneous Provisions.

     10.1. Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service or by facsimile transmission) to the party at the party's address as follows:

                      If to OMI:     Director, Taxes
                                     OMI Corp.
                                     90 Park Avenue
                                     New York, NY 10016

                 with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                                     919 Third Avenue
                                     New York, NY 10022
                                     Attn: Katherine M. Bristor

                  and a copy to:     Marine Transport Lines, Inc.
                                     1200 Harbor Blvd. C-901
                                     Weehawken, NJ 07087-0901
                                     Attn: General Counsel

            If to International:     Director, Taxes
                                     OMI Corporation
                                     One Station Place
                                     Stamford, CT 06902

                 with a copy to:     White & Case
                                     1155 Avenue of the Americas
                                     New York, NY 10036
                                     Attn: Paul C. Rooney, Jr.

A party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other parties.

     10.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.3. Waiver. No failure by any party to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligation, rights, or remedies under this Agreement.

     10.4. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

     10.5. Interest on Late Payments. Any payment required by this Agreement which is not made on or before the date required to be made hereunder shall bear interest after such date at the rate specified in Section 6621(a)(2) of the Code.

     10.6. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto. In the event of any inconsistency between this Agreement and the Distribution Agreement or any other agreements relating to the transactions contemplated in furtherance of the Distribution Agreement, the provisions of this Agreement shall control.

     10.7. Construction. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

     10.8. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument

     10.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

     10.10. Amendments. This Agreement may not be amended except by an agreement in writing, signed by the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                    OMI CORP.

                                    By: /s/ Vincent de Sostoa
                                    Title:  Senior Vice President



                                    OMI Corporation

                                    By: /s/ Vincent de Sostoa
                                    Title:  Senior Vice President


Schedule A

Approved Actions


                  o Any acquisition of assets or stock from entities that are not a part of OMI's consolidated group for cash, stock and/or debt.

                  o Any sale, exchange or other disposition of one or more of the assets of OMI in the ordinary course of operating any of the businesses conducted directly or indirectly by OMI or MTL, provided that the sale of a ship generally will be treated as a disposition in the ordinary course of business, and provided further, that the sale, exchange or other disposition of the U.S. Flag business, the Lightering Services business or the Ship Management business (as each term is defined in the Ruling Request), in its entirety, shall not constitute an Approved Action.

                  o Any sale, exchange or other disposition of one or more of the assets (including, without limitation, stock of a subsidiary) or any business of MTL.

                  o Any issuance of new shares of OMI, provided that, in the aggregate, such shares and the shares issued in the Acquisition would not constitute 50% or more of the equity of OMI if such issuances and the Acquisition had occurred simultaneously (i.e., at the time of the Acquisition).

                  o Any redemption, exchange, transfer or other disposition of MTL Class B stock (if such stock is issued), except to the extent limited by the immediately preceding paragraph.

                  o Any sale, exchange or other disposition of stock of OMI or International by any Shareholder except for sales, exchanges or other dispositions actually planned or intended at the time of the First Closing or the Second Closing (as those terms are defined in the Acquisition Agreement).

                  o        Any borrowing or issuance of new debt by OMI.

                  o        The reflagging of one or more of the following ships:
                           the Courier, the Patriot and the Rover.

                  o Any action required or expressly permitted by the Acquisition Agreement, the Distribution Agreement, the Tax Cooperation Agreement, the Escrow Agreement and any ancillary agreement executed among any of OMI, International and MTL (including, without limitation, the preparation or filing of any supplemental request for rulings or any additional information in accordance with the provisions of
                           Section 6 of the Tax Cooperation Agreement).

                  o Any action taken in the ordinary course of operating any of the businesses conducted directly or indirectly by OMI or MTL (including, without limitation, negotiating, entering into or terminating contracts, hiring and terminating employees and independent contractors, licenses, leases, charters, and employment agreements).

                  o        Any  action   required  by  law,   provided  that  no
                           alternative   action  could   reasonably  avoid  such
                           required action.

                  o Any action taken by MTL, OMI or any subsidiary of MTL or OMI after the second anniversary of the Second Closing (as defined in the Acquisition Agreement) unless actually planned before such date.

                                TABLE OF CONTENTS




Section 1.     Definition of Terms


Section 2.     Preparation and Filing of Tax Returns and  Payments with Respect to Taxes
        2.1. Preparation of Tax Returns Relating to Foreign Income Taxes and Other Non-U.S. Taxes
        2.2. Preparation of Tax Returns Relating to Federal Income Taxes, State Income Taxes, and
               Other Non-Foreign Taxes
        2.3.   Filing of Certain Pre-Distribution Period Tax Returns
        2.4.   Approval of Certain Tax Returns
        2.5.   Preparation and Filing of Post-Distribution Period Tax Returns
        2.6.   Modifying Tax Position
        2.7.   Reporting of Transaction Tax Items
        2.8.   Right to Review Tax Returns
        2.9.   Payment of Taxes

Section 3.     Assistance and Cooperation
        3.1.   General
        3.2.   Tax Information Package
        3.3.   Retention of Tax Records
        3.4.   Access to Tax Records

Section 4.     Liability for Taxes
        4.1.   General
        4.2. Tax Obligations Arising Under a Pre-Distribution Tax Sharing Agreement
        4.3.   Transfer Taxes

Section 5.     Tax Contests
        5.1.   General
        5.2.   Tax Contest Management

Section 6.     Subsequent Actions
               (a)   Actions Taken After the Spin-Off
               (b)   Amendments and Supplements to the Ruling Request

Section 7.     Survival of Obligations

Section 8.     Disagreements

Section 9.     Expenses

Section 10.    Miscellaneous Provisions
        10.1.  Addresses and Notices
        10.2.  Binding Effect
        10.3.  Waiver
        10.4.  Invalidity of Provisions
        10.5.  Interest on Late Payments
        10.6.  Integration
        10.7.  Construction
        10.8.  Counterparts
        10.9.  Governing Law

10.10.   Amendments